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     LOCK-UP AGREEMENT (the "Agreement"), dated as of February ____, 2000, by and between eB2B COMMERCE, INC., a Delaware corporation ("eCom") with principal offices at 29 West 38th Street, New York, New York, DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation (the "Company") with principal offices at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey, and the undersigned holder (the "Shareholder") of shares of capital stock of the Company.

     WHEREAS, Shareholder is the owner of securities of the Company;

     WHEREAS, eCom and the Company have entered into an Agreement and Plan of Merger, as amended ("Merger Agreement"), pursuant to which eCom will merge with and into the Company (the "Merger"); and


     WHEREAS, in order to induce eCom to consummate the Merger with the Company, and pursuant to Section 7.2 of the Merger Agreement, the Shareholder agrees to enter into this Agreement.


     NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, eCom, the Company and Shareholder hereby agree as follows:

1    Restriction.

     1.1 Subject to Section 1.2 hereof, the Shareholder, intending to be legally bound, hereby agrees that he will not, without the prior written consent of the Company and eCom, directly or indirectly, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge (other than in connection with certain escrows in connection with the Merger transactions), hypothecate or otherwise encumber or dispose ("Dispose") of any securities issued by the Company, including, but not limited to common stock, preferred stock or securities convertible into or exchangeable or exercisable for or evidencing any right to purchase or subscribe for any shares of common stock, currently held or hereinafter acquired by the Shareholder ("Securities") (either pursuant to Rule 144 of the regulations under the Securities Act of 1933, as amended, or otherwise), for a period of twelve (12) months commencing on December 16, 1999 (the date of the final closing of the private placement conducted by eCom) (the "Lock-Up Period"); and will not Dispose of more than twenty-five (25%) percent of the Shareholder's Securities on a cumulative basis during each subsequent ninety (90) day period thereafter; provided, however, if the Company undertakes a Qualified Offering (as defined below) within the Lock-Up Period, the Shareholder agrees not to Dispose of the Securities for such period of time after such Qualified Offering, not to exceed twelve (12) months, as the managing underwriter or placement agent of such Qualified Offering may request in writing (the "Lock-Up Extension Period").

     1.1.1 Qualified Offering Defined. As used herein, a "Qualified Offering" means a private or public offering of the securities of the Company conducted subsequent to the closing of the Merger which results in gross proceeds to the Company in excess of $20 million.

     1.2 The Company and eCom acknowledge and agree that the Shareholder may Dispose of _____________ of the Securities ("Unlocked Shares"), commencing on the day after the later to occur (i) 90 days after the closing of the Merger, or
(ii) when the Shareholder is no longer considered an Affiliate (as defined below) of the Company; provided, however, that on a weekly basis the Shareholder may Dispose of no more than the greater of: (i) 5,000 of the Unlocked Shares, or
(ii) five (5%) percent of the Average Daily Trading Volume (as defined below) of the Company's common stock for the previous week, until the aggregate amount of

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Unlocked Shares have been Disposed of.

         1.2.1 Average Daily Trading Volume Defined. As used herein, "Average Daily Trading Volume" means the sum of the daily reported trading volume of the Company's common stock as reported (i) on all national securities exchanges and/or reported through the automated quotation system of a registered securities association (Nasdaq), or through the composite tape; or (ii) through the consolidated transaction system contemplated by Rule 11A3-1 under the Securities Exchange Act of 1934, as amended, divided by the number of trading days in the week.

         1.2.2 Affiliate Defined. As used herein, an "Affiliate" has the meaning assigned by the Federal securities laws.

2    Restrictive Legend. Shareholder hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Shareholder's Securities with respect to any of the Shareholder's Securities registered in the name of the Shareholder or beneficially owned, or hereinafter acquired, by the Shareholder. Upon the request of the Company's transfer agent for the removal of the legend and/or stop transfer order associated with the Shareholder's Securities following the expiration of the restrictions imposed by this Agreement (and any applicable Federal securities laws), the Company shall provide the appropriate documentation and authorization in response to such a request in a timely manner to allow the Shareholder to effectuate his intended transaction(s).

3    Miscellaneous.

     3.1 Notices. Any and all notices, demands, requests or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered, when deposited in the United States registered or certified mail (postage prepaid, return receipt requested), or when confirmed as received if delivered by overnight courier (charges prepaid), addressed to the Company or eCom at the address first set forth above or addressed to the Shareholder at the address set forth below, or such other address as a party shall have provided by notice to the other party, in the manner required by this paragraph.

     3.2 Amendment. This Agreement may not be modified, changed, amended, or altered except in writing signed by the parties.

     3.3 Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of New York. It shall inure to the benefit of and be binding upon the Company, and its successors and assigns.

     3.4 Attorney's Fees. Should any litigation be commenced between the parties to this Agreement concerning any provision of this Agreement, the expense of all attorneys' fees and other costs incurred in connection therewith shall be paid by the losing party.

     3.5 Severability. Should any provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

     3.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto respecting the subject matter hereof. Any prior agreements, promises, negotiations, or representations concerning its subject matter not expressly set forth in this Agreement, are of no force and effect. The parties agree that the, any conflict between any other documents regarding the Shareholder's right to Dispose of the Securities and this

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Agreement will be resolved in favor of this Agreement.

     3.7 Counterparts. This Agreement may be executed in any number of counterparts and when so executed all of such counterparts shall constitute a single instrument binding upon all parties hereto.

     3.8 Section Headings. The Article and Section headings used in this Agreement are for reference purposes only, and should not be used in construing this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                              eB2B COMMERCE, INC.

                                              By:
                                                 ------------------------------

                                              DYNAMICWEB ENTERPRISES, INC.

                                              By:
                                                 ------------------------------

                                              ---------------------------------
                                              Signature

                                              Print Name:
                                                          ---------------------

                                              Print Address:
                                                             ------------------

                                              ---------------------------------


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